SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               Ocean Energy, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
             ------------------------------------------------------
                    (State of incorporation or organization)

                                   72-1277752
             ------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                             c/o Ocean Energy, Inc.
                           1201 Louisiana, Suite 1400
                              Houston, Texas 77002
             ------------------------------------------------------
                     (Address of principal executive office)
                                   (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: |_|

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                   Name of each exchange on which
            to be so registered                   each class is to be registered
-----------------------------------------     ----------------------------------
103/8% Senior Subordinated Notes Due 2005
 (and the Guarantee with respect thereto)             New York Stock Exchange
-----------------------------------------     ----------------------------------

Securities Act registration statement file numbers to which this form relates:

--------------------------------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

                                Explanatory Note

         On March 27, 1998 United Meridian Corporation ("UMC") merged with and into Ocean Energy, Inc. (the "Company"). In connection with the merger, the Company assumed UMC's 10-3/8% Senior Subordinated Notes Due 2005. This Registration Statement on Form 8-A is filed in connection with such assumption.

Item 1.           Description of Registrant's Securities to be Registered

         The description of the securities to be registered that appears under the caption "Description of the Notes" in United Meridian Corporation's Registration Statement on Form S-3 (No. 33-96732) filed with the Securities and Exchange Commission on September 11, 1995, is incorporated herein by reference.

Item 2.  Exhibits

         None.

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


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized on this 27th day of March, 1998.



                                              OCEAN ENERGY, INC.



                                              By:   /s/ ROBERT K. REEVES
                                                  ------------------------------
                                                  Robert K. Reeves
                                                  Executive Vice President,
                                                    General Counsel and
                                                    Secretary





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